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                                                                   Exhibit 3.27a

                           ARTICLES OF INCORPORATION
                                      OF
                          DANIEL COMMUNICATIONS, INC.


     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned, acting as the sole incorporator, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Constitution and laws of the State of Alabama, do hereby make, execute, and adopt the following Articles of
Incorporation:

                                     FIRST

     That the name by which I have assumed to designate said corporation and to be used in its business and dealings is DANIEL COMMUNICATIONS, INC.


                                    SECOND

     The nature of the business and the purpose or purposes for which the corporation is organized are as follows:

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     To generally engage in the business of purchasing, assembling, manufacturing, importing, or otherwise acquiring and selling, shipping, exporting, delivering and otherwise disposing of commercial, industrial, agricultural, military, educational, household and other types of communications, electronic reproduction, electronic, sound, audio, video, or audio-video equipment, components thereof or systems therefrom, and to deliver, install, remove, repair and otherwise handle the same together with all related products and supplies, incidental, necessary or convenient thereto.

     To acquire by purchase, exchange, lease or otherwise, and to own, operate, hold, use, develop, sell, assign, lease, transfer, convey, exchange, mortgage, grant security interest in, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges herein wheresoever situate.

     To purchase, lease or otherwise lawfully acquire, hold, and own all tools, materials, fixtures, machinery, office supplies, furniture, and equipment apparatus of whatever nature, raw materials, ingredients, component parts or materials whatsoever necessary or incidental to the business aforesaid,

     To own, operate, and/or lease automobiles, trucks or other means of transportation necessary or incident to the corporation's business.

     Generally, to do and perform any and all things that may be incidental to or necessary or proper to the conduct of any and all of the above described objects and purposes or any other object or purpose not prohibited by law, with full power to do and perform any and all of the foregoing objects and purposes in the State of Alabama or other States of the United States and in foreign countries and to do such things as are incidental, proper or necessary to the operation of the business or to the carrying out of the objects, purposes, powers, and privileges therein granted, as well as to exercise all those powers expressly conferred on business corporations by the Alabama Business Corporation Act, together with all the rights bestowed upon such corporations under the

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     laws of the State of Alabama.

     In addition to the objects aforesaid, the Corporation shall have the power to conduct and carry on or transact any lawful business activity for which corporations may be incorporated under the Alabama Business Corporation Act and not prohibited by law nor required by law to be specifically stated in these Articles.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.


                                     THIRD


     The address of the initial registered office of the Corporation is, 604 Southern Way, Spanish Fort, Alabama, 36527, and the name of its registered agent at such address is, DANNY GRANT.


                                    FOURTH


     The total or aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000 of the par value of $1.00 per share. All of the stock of the corporation shall be common stock.
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                                     FIFTH


     Each shareholder has preeminent rights with respect to the issuance of additional shares of stock of the same class owned, including treasury shares.


                                     SIXTH


     The name and address of the incorporator is as follows:

     DANNY GRANT
     604 SOUTHERN WAY
     SPANISH FORT, AL 36527

                                    SEVENTH


     The duration of the corporation is not limited to any period and shall be perpetual.


                                    EIGHTH


     Provisions for the regulations of the internal affairs of the corporation are as follows:

     The business and affairs of the corporation shall be governed by a Board of Directors who shall be elected by shareholders at the annual meeting of shareholders. The numbers of directors is initially fixed at one (1) and such
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number as may from time to time be changed by the By-Laws of the corporation.
Directors need not be shareholders in the corporation.

     The By-laws of the corporation shall determine the officers of the corporation and the Board of Directors, at its annual meeting, shall elect the persons to fill the offices as determined.

     The Board of Directors may make such rules and regulations for the government of the corporation as are not in conflict with its By-Laws or the laws of the State of Alabama.

                                     NINTH

     The following, whose name and address appear below, shall serve the corporation as the initial Board of Directors until the first annual meeting of the shareholders and/or until successors are duly elected and qualified:

     DANNY GRANT
     604 SOUTHERN WAY
     SPANISH FORT, AL 36527

                                     TENTH

     The holders of the capital stock of this corporation entitled to vote may vote by proxy.
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                                   ELEVENTH

     Any unissued shares of stock herein authorized or hereafter increased or created may be issued from time to time by the corporation in such manner, amounts and proportions and for such consideration as shall be determined from time to time by the Board of Directors and as may be permitted by law; and all issued shares of the capital stock of the corporation shall be deemed fully paid and nonassessable and the holders of such shares shall not be liable thereunder to the corporation or its creditors. The unissued shares of stock herein authorized or hereafter increased or created may be issued from to time by the Board of Directors of the corporation, which may consist of money or property (including stock or securities of this or any other corporation, real property or personal property) or services performed, and without any consent or approval of the Board of Directors as to the value of any property or of any services received or resolved to be received in exchange for any issuance shall, in the absence of fraud or bad faith, be conclusive on all persons.

                                    TWELFTH

     Any person, his or her heirs and/or personal representatives, made a party to any action, suit or proceeding by
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reason of the fact that he or she is or was a director, officer, or employee of this corporation or of any corporation which he or she served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence of misconduct in the performance of his or her duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

WHEREFORE, the undersigned incorporator tenders for filing this, his Articles of Incorporation, and tenders to the Judge of Probate of Baldwin County, Alabama, and to the Secretary of State of Alabama the lawful fees and charges, and pray that these Articles of Incorporation may be examined and approved, and that, upon completion thereof, this corporation may be deemed to be incorporated for the purposes herein set out, and that the certificate of the Judge of Probate of Baldwin County, Alabama, be issued.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set to these Articles of Incorporation his
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respective hand and seal as the incorporator of the above named corporation on this the 2nd day of July, 1987.


                                             /s/ Danny Grant             (SEAL)
                                             ----------------------------
                                             DANNY GRANT

THIS INSTRUMENT PREPARED BY:

OWENS, LATOUR, BENTON & SIMPSON
Attorneys at Law
P.O. Box 471
Fairhope, Alabama 36533
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[SEAL APPEARS HERE]

                               State of Alabama

I, Glen Browder, Secretary of State, of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2A-26, Code of Alabama 1975, the corporate name Daniel Communications, Inc. is reserved as available based only upon an examination of the corporation records on file in this office for the exclusive use of Daniel Communications, Inc. for a period of one hundred twenty days from this date. In the case of a domestic corporation, the name of the county in which the corporation was or is proposed to be incorporated is Baldwin. I further certify that as set out in the application for reservation of corporate name, the Secretary of State's office does not assume any responsibility for the availability of the corporate name requested nor for any duplication which might occur.

[SEAL APPEARS HERE]               In Testimony Whereof, I have hereunto
                                  set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

                                  May 19, 1987- expires 9-17-87
                                  ---------------------------------------------
                                  Date

                                        /s/ Glen Browder
                                  ---------------------------------------------
                                  Glen Browder               Secretary of State

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                               State of Alabama

                                Baldwin County



                         CERTIFICATE OF INCORPORATION
                                      OF
                          Daniel Communications, Inc.

     The undersigned, as Judge of Probate of Baldwin County, State of Alabama, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of Daniel Communications, Inc., duly signed pursuant to the provisions of the Alabama Business Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY the undersigned, as such Judge of Probate, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation of Daniel Communications, Inc., and attaches hereto a duplicate original of the Articles of Incorporation.

     GIVEN Under My Hand and Official Seal on this the 6th day of July, 1987.


                                                  /s/ [SIGNATURE ILLEGIBLE]
                                             ---------------------------------
                                                       Judge of Probate

[STAMP APPEARS HERE]